As filed with the Securities and Exchange Commission on May 25, 2017
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Tecogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	3585	04-3536131
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
45 First Avenue
Waltham, MA 02451
(781) 466-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John N. Hatsopoulos
Co-Chief Executive Officer
Tecogen Inc.
45 First Avenue
Waltham, MA 02451
(781) 466-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

American DG Energy Inc. 2005 Stock Incentive Plan
(Full title of the Plan)
________________________

Copy to: Edwin L. Miller Jr. . Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 Tel: (617) 338-2800 Fax: (617) 338-2880
________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Common Stock	165,324 shs.	$3.25	$537,303	$62.27

1 In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
2 The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the closing price of the Common Stock on NASDAQ on May 24, 2017.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.
        The information required by Item 1 is included in documents to be sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act").

Item 2. Registrant Information and Employee Plan Annual Information.
        The written statement required by Item 2 is included in documents to be sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by Tecogen Inc. (“Tecogen”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference in and made a part of this registration statement, as of their respective dates:
(a)    Tecogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;
(b)    Tecogen’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;
(c)    Tecogen’s Current Report on Form 8-K filed with the SEC on March 24, 2017;
(d)    Tecogen’s Current Report on Form 8-K filed with the SEC on March 24, 2017;
(e)    Tecogen’s Current Report on Form 8-K filed with the SEC on April 12, 2017;
(f)    Tecogen’s Current Report on Form 8-K/A filed with the SEC on May 2, 2017;
(g)    Tecogen’s Current Report on Form 8-K filed with the SEC on May 2, 2017;
(h)    Tecogen’s Current Report on Form 8-K filed with the SEC on May 12, 2017;
(i)    Tecogen’s Current Report on Form 8-K filed with the SEC on May 22, 2017;
(j)    Tecogen’s Proxy Statement for its 2017 annual stockholders meeting filed with the SEC on May 1, 2017; and
(k)    The description of Tecogen’s common stock contained in its registration statement on Form S-1, dated December 22, 2011, including any amendments thereto.
All documents subsequently filed by Tecogen pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
Item 4. Description of Securities.
        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        Not applicable.

Item 6. Indemnification of Directors and Officers.
           The Delaware General Corporation Law and Tecogen's charter and by-laws provide for indemnification of its directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Tecogen, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.
Tecogen also maintains directors and officers liability insurance.

Item 7. Exemption from Registration Claimed.
        Not applicable.

Item 8. Exhibits.
        The exhibit index immediately preceding the exhibits to this registration statement is incorporated herein by reference.

Item 9. Undertakings.
        The undersigned registrant hereby undertakes:
        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
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         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on May 25, 2017.
TECOGEN INC.

By: /s/ John N. Hatsopoulos
                                John N. Hatsopoulos
                                Co-Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of the registrant hereby constitute and appoint Robert Panora and Bonnie J. Brown, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 25, 2017
Angelina M. Galiteva

*	Co-Chief Executive Officer (Principal Executive Officer)	May 25, 2017
John N. Hatsopoulos	& Director

/s/ Benjamin Locke	Co-Chief Executive Officer (Principal Executive Officer)	May 25, 2017
Benjamin Locke

/s/ Bonnie J. Brown	Chief Accounting Officer, Treasurer, Secretary (Principal Financial	May 25, 2017
Bonnie J. Brown	and Accounting Officer)

*	Director	May 25, 2017
Charles T. Maxwell

*	Director	May 25, 2017
Ahmed F. Ghoniem

*	Director	May 25, 2017
Keith Davidson

*By: /s/ Bonnie Brown
Bonnie Brown
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the registrant, as amended (incorporated by reference to the registrant's Registration Statement on Form S-1, as amended, filed with the SEC on June 27, 2014)

4.2	Amended and Restated Bylaws of the registrant (incorporated by reference to the registrant's Registration statement on Form S-1, as amended, filed with the SEC on June 27, 2014)

5.1*	Opinion of Sullivan & Worcester LLP

23.1	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1)

23.2*	Consent of Wolf & Company, P.C.

24	Powers of Attorney (included on the signature page to this registration statement)

99.1	American DG Energy 2005 Stock Incentive Plan (incorporated by reference to the Form S-8 filed with the SEC by American DG Energy Inc. on November 22, 2014)
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* filed herewith

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